ALKALINE WATER CO. REPORTS RECORD FINANCIAL RESULTS

Fiscal 2016 Sales top $7,000,000, up more than 90% over last year with record fiscal 2017 Q1 projected to exceed $3,000,000, up 200%, with Company projecting $18,000,000 sales for fiscal 2017.

SCOTTSDALE, AZ – (MARKETWIRED – July 20, 2016) – The Alkaline Water Company Inc. (OTCQB: WTER) (the "Company"), developers of an innovative state of the art proprietary electrolysis beverage process packaged and sold in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88, have announced record financial results for the twelve months ended March 31, 2016.

Full-Fiscal Year 2016 Financial Results and Highlights

Revenue for the year ended March 31, 2016 was $7,088,806, as compared to $3,700,476 for the same period ended March 31, 2015, an increase of 91.5% . The increase in revenue is due to the expanded distribution of the Company’s products to additional retailers throughout the country.

The Company’s gross profit as a percentage of revenue for the year ended March 31, 2016 was 37.5%, as compared to 31.6% for the same period in 2015, an increase of 18.7% . The increase in gross profit is a result of reduced raw material cost through greater volume purchases from our suppliers.

During the year ended March 31, 2016, total operating expenses were $10,133,485, as compared to $8,082,158 for the year ended March 31, 2015. For the year ended March 31, 2016, the total included $2,931,870 of sales and marketing expenses and $6,883,287 of general and administrative expenses, consisting primarily of $2,241,200 of stock option compensation expense, $2,310,761 in stock compensation expense and $550,291 of professional fees.

Our stock and stock option compensation expense was incurred as a part of our issuance of certain stock options and stock grants to employees and key consultants to develop our business. Although a non-cash expense, the value of such issuances had a material impact on our general and administrative expenses for the year ended March 31, 2016.

For the year ended March 31, 2015, total operating expenses included $1,386,671 of sales and marketing expenses and $6,520,451 of general and administrative expenses, consisting primarily of $2,428,782 of stock option compensation expense, $1,610,509 in stock compensation expense and $646,244 of professional fees.

Net loss for the year ended March 31, 2016 was $(8,281,584) as compared to a net loss of $(7,139,449), for the same period ended March 31, 2015. Included in the net loss for the year ended March 31, 2016 were stock option compensation expense, stock compensation expense and professional fees totaling $5,102,252. For year ended March 31, 2015, the comparable amount was $4,685,535. The total of such cost for the two-year period combined is now $9,787,787.

Management Comments

“Fiscal year 2016 was highlighted by continued strong top line revenue growth, which was up 91.5% year over year and reflects our increasingly commanding position as the number one selling alkaline water in Southern California and the Southwest. We are moving quickly to repeat the process in markets across the United States." stated Mr. Steven Nickolas, President and CEO of the Company.

Mr. Nickolas further notes, "We have recently completed a successful round of financing that has enabled us to quadruple our production potential. Consequently, our national expansion program has allowed us the opportunity of quickly expanding our distribution outlets to include a substantial number of new DSD distributors. We have been able to maintain excellent relationships with our major retail partners over the past two years. Our expansion through the Albertsons/Safeway network and the various Kroger divisions continues to grow in addition to many new retail stores across Texas, the Southeast, and the East Coast. Our market share in Texas has grown to include all the major grocery outlets and a number of convenient store chains. Recently, we announced the addition of our latest state-of-the-art bottling facility in Navasota, Texas, owned and operated by Chuck and Gina Norris. Alkaline88’s dominance in this category puts us now in over 25,000 retail stores nationwide."

"Further confirmation of our increasing success and our growth in production facilities has contributed to our first quarter projected gross sales of $ 3,000,000, or a 41% increase over our current quarterly record. We are expecting similar quarter over quarter growth throughout the remainder of the year and our projections currently target an $ 18,000,000 revenue goal for fiscal 2017,"concludes Mr. Nickolas.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company Inc. (OTCQB: WTER) has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The Company is focused on the business of distributing and marketing for retail sale of its cost-effectively packaged Alkaline88 water beverage products. Visit us at: www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88's premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program, where the product is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company’s statement about the Company’s first quarter projected gross sales of $3,000,000, or a 41% increase over the Company’s current quarterly record and the Company’s statements that the Company is expecting similar quarter over quarter growth throughout the remainder of the year and the Company’s projections currently target an $18,000,000 revenue goal for fiscal 2017.

The material assumptions supporting these forward-looking statements include, among others, that the demand for the Company's products will continue to significantly grow; that there will be continued expansion of direct store distributor sales; that there will be increased production capacity through implementation of new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company’s products; that there will be an expansion into new national and regional grocery retailers; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water; additional competitors selling alkaline water in bulk containers reducing the Company’s sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; that fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply chain interruption due to factors beyond the Company’s control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company’s ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:
WTER Investor Relations
Phone: (480) 656-2423
Email: investors@thealkalinewaterco.com
Website: www.thealkalinewaterco.com